Exhibit 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Amended Yearly Report on Form 10-K of Clear-Lite Holdings, Inc., for the year ended July 31, 2009, I, Thomas J. Irvine, Chief Executive Officer and Chief Financial Officer of Clear-Lite Holdings, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1. Such Amended Yearly Report on Form 10-K for the year ended July 31, 2009, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such Amended Yearly Report on Form 10-K for the year ended July 31, 2009, fairly represents in all material respects, the financial condition and results of operations of Clear-Lite Holdings, Inc.

Date: February 10, 2010

/s/ Thomas J. Irvine
Thomas J. Irvine
Chief Executive Officer
(Principal Executive Officer)